Exhibit 99.1

Contact:	Bohn H. Crain
Chief Executive Officer
Radiant Logistics, Inc.
(425) 943-4599

RADIANT LOGISTICS ACQUIRES ADCOM WORLDWIDE

Acquisition Expected to Double Profitability with Adjusted EBITDA of $4.0 Million on $160.0 Million in Revenues; Bank of America Credit Facility Increased to $15.0 Million to Support Future Growth

BELLEVUE, WA September 8, 2008 - Radiant Logistics, Inc. (OTC BB: RLGT), a domestic and international logistics services company, today announced it has acquired Adcom Express, Inc. d/b/a Adcom Worldwide, a Minneapolis, Minnesota-based, privately held company that provides a full range of domestic and international transportation and logistics services across North America. The transaction is valued at up to $11.1 million, consisting of cash of $5.0 million to be paid at closing with an additional $6.1 million payable over the next four years in a combination of cash and Company common stock based on the future performance of the acquired operation. The cash provided at closing is subject to certain hold-back provisions and a working capital adjustment as of the closing date.

Founded in 1978, Adcom services a diversified account base including manufacturers, distributors and retailers through a combination of three company owned and twenty seven agency offices across North America. Based on historic financial statements provided from management, Adcom generated approximately $58.0 Million in revenues for the twelve months ended June 30, 2008. Adcom will operate as a wholly owned subsidiary of Radiant Logistics.

In connection with the acquisition of Adcom, the Company also announced that it has increased its revolving credit facility with Bank of America, N.A. from $10.0 million to $15.0 million to provide Radiant with access to additional capital in support of future acquisitions, working capital and general corporate purposes.

 “We are proud to announce our partnership with Bob Friedman and the Adcom team”, remarked Radiant's Chairman and CEO, Bohn Crain. “We believe this transaction is the ideal next step to accelerate our growth and further strengthen our networks. We often talk about our business in terms of people, process and technology and the scalability of our business model. I don’t think we could have found a better match. We are constantly looking for ways to bring value to our network participants and believe this transaction delivers. Our plan is to continue to operate under both the Adcom and Airgroup brands while leveraging the substantial purchasing power of the combined group. We expect this will translate into improved profitability and strategic advantage for all of our stations. Our organizations also share very similar cultures and operate using the same technology platform. We believe all of these elements combine to provide for a winning combination and pave the way for a smooth integration.”

Exhibit 99.1

Crain Continued: “The financial metrics of the combined group are also compelling. On a pro forma basis, we expect the combined group to generate approximately $4.0 million in adjusted EBITDA on $160 million in annual revenues, effectively doubling our profitability. This is before considering the additional $1.0 million in estimated cost synergies which we believe can be achieved over the next 12-18 months as we work through the integration process. In support of the Adcom transaction, we have also increased our credit facility with Bank of America from $10.0 million to $15.0 million and post closing we will have approximately $7.0 million in remaining availability to support future acquisitions and our on-going working capital requirements. This is a particularly exciting time for us. Even in what most would agree is a tough business climate, we continue to enjoy access to the capital markets to support our growth and are executing a strategy that will continue to deliver substantial revenue and earnings growth.. We believe this sets us apart in today’s marketplace and we look forward to delivering - delivering for our customers, our stations and our shareholders.”

The Company’s estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company and Adcom for the most recent 12 months ended June 30, 2008 are indicative of the future financial performance of the combined group. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears at the end of this release.

Bob Friedman, of Adcom commented, “We are thrilled about joining Radiant. Through years of dedicated service, without fail, our customers have always remained our top priority whether they were here in U.S. or abroad. This philosophy has been key to our success. We were looking for a long term partner with that same passion for servicing the customer and a shared vision to further advance our business. We found that partner in Radiant. Radiant has a real appreciation for the needs for the local owner/entrepreneur and a clear and achievable plan for building a world class logistics organization. The value Radiant is bringing to the marketplace is unique and represented a compelling opportunity for the Adcom network. We are looking forward to leveraging our own strengths along with the capabilities of the Radiant network to bring additional value to our customers while enjoying the benefits of participating in an organization that, through its status as a public company, gives our employees and station owners the opportunity to work as shareholders and participate in the value that they help create.” Mr. Friedman will continue as the President and Chief Operating Officer of Adcom.

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business. A reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

Exhibit 99.1

(Amounts in 000’s)

Pro Forma

Net income	$1,100

Interest expense - net	400
Income tax expense	750
Depreciation and amortization	1,500

EBITDA	3,750
Stock-based compensation and other non-cash charges	250

Adjusted EBITDA	$4,000

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

About Adcom Worldwide
Adcom Worldwide (www.adcomworldwide.com) is a wholly-owned subsidiary of Radiant Logistics, Inc. Adcom Worldwide, founded in 1978, provides worldwide transportation and distribution services through its extensive network of exclusive agent and company owned offices across North America. To learn more about how to join the Adcom network please call contact Bob Friedman at (952) 562-6301.

About Radiant Logistics (OTC BB:RLGT)
Radiant Logistics (www.radiant-logistics.com) is executing a strategy to build a global transportation and supply chain management company through organic growth and the strategic acquisition of regional best-of-breed non-asset based transportation and logistics providers, to offer its customers domestic and international freight forwarding and an expanding array of value added supply chain management services, including asset recovery/reverse logistics, order fulfillment, inventory management and warehousing. For more information about Radiant Logistics, please contact Bohn Crain at (425) 943-4599.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, our ability to integrate Adcom’s operations with our historic operations, our ability to realize cost synergies through such integration, the effect that the acquisition will have on Adcom’s existing customers, agents and employees as well as those risk factors disclosed in Item 1A of our Report on Form 10-K for the year ended June 30, 2007 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiant-logistics.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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